Exhibit 99.1

Revlon Reports First Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--May 10, 2018--Revlon, Inc. (NYSE:REV) today announced its results for the quarter ended March 31, 2018.

Quarter ended March 31, 2018 Highlights1:

  As Reported net sales were $560.7 million in the first quarter of 2018, compared to $594.9 million As Reported net sales during the prior-year period, primarily driven by net sales declines in the Revlon, Portfolio and Fragrances segments, partially offset by net sales growth within the Elizabeth Arden segment. The Company also experienced $20 million in net sales reductions due to service level disruptions at the Company's Oxford, N.C. manufacturing facility following the February 2018 launch of the Company's new SAP enterprise resources planning IT system in the U.S. The Company successfully implemented a robust service recovery plan and as of early April, the facility is back to normal production capacity and the Company is re-filling its pipeline orders.
  As Reported operating loss was $61.7 million in the first quarter of 2018, compared to an operating loss of $43.1 million in the prior-year period, driven by the declines in net sales and higher SG&A primarily due to increased brand support, partially offset by lower acquisition and integration costs. On an Adjusted basis, operating loss was $42.2 million in the first quarter of 2018, compared to Adjusted operating loss of $7.2 million in the prior-year period, driven by the declines in net sales and higher SG&A costs, partially offset by the realization of $10 million of pro forma synergies and cost reductions.
  As Reported net loss was $90.3 million in the first quarter of 2018, compared to a net loss of $37.4 million in the prior-year period. This decline was primarily the result of the impacts discussed in As Reported operating loss above. Adjusted net loss, which excludes certain Non-Operating Items described in footnote (a), was $75.3 million in the first quarter of 2018, compared to Adjusted net loss of $12.1 million in the prior-year period, a $63.2 million decrease.
  Adjusted EBITDA(a) was $4.2 million, compared to $31.6 million in the prior-year period, representing an 86.7% decrease, which was negatively impacted by approximately $20 million in net sales reductions due to ERP conversion in the U.S. and approximately $4 million in severance costs related to executive management changes.

“Our quarterly results continue to reflect the challenges the Company faces in the current mass retail and beauty environment in the United States. While our international sales remain strong, we are aggressively driving change and innovation in our brands, products, and sales processes to meet these challenges head on. We are seeing significantly accelerated sales growth across all our digital platforms, positive consumer responses to our new brand campaigns, and are confident in the future”, said Paul Meister, Executive Vice Chairman of the Board.

1 The results discussed above include the following measures: U.S. GAAP (“As Reported”); non-GAAP (“Adjusted”), which excludes certain Non-Operating Items (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”).

First Quarter 2018 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items described in footnote (a).

(USD millions, except per share data)	Three Months Ended March 31,
	2018		2017		As Reported	Adjusted
	As Reported	Adjusted	As Reported	Adjusted	% Change	% Change

Net Sales	$560.7	$560.7	$594.9	$594.9	(5.7)%	(5.7)%
Gross Profit	318.1	329.2	329.4	345.6	(3.4)%	(4.7)%
Gross Margin	56.7%	58.7%	55.4%	58.1%	130bps	60bps
Operating loss	$(61.7)	$(42.2)	$(43.1)	$(7.2)	(43.2)%	(486.1)%
Adjusted EBITDA		4.2		31.6		(86.7)%
Net loss	(90.3)	(75.3)	(37.4)	(12.1)	(141.4)%	(522.3)%
Diluted loss per common share	$(1.71)	$(1.43)	$(0.71)	$(0.23)	(140.8)%	(521.7)%

Elizabeth Arden Integration Program

During the first quarter of 2018, the Company incurred approximately $5 million in restructuring and related charges in connection with implementing actions under the Elizabeth Arden Integration Program and realized approximately $17 million in incremental synergies and cost reductions during the period, of which approximately $7 million were realized within cost of sales and approximately $10 million were realized within SG&A costs.

Segment Results

Effective January 1, 2018, the Company began reporting its results under four new reporting segments: Revlon; Elizabeth Arden; Portfolio brands; and Fragrances, as it began to operate under a new brand-centric organizational structure built around four global brand teams. These teams are designed to improve financial performance, brand equity and successfully compete in a digitally-driven landscape. These four reporting segments are:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. The Revlon segment markets, distributes and sells products primarily in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair salons, one-stop shopping beauty retailers, specialty cosmetic stores and perfumeries in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; Revlon in beauty tools; and Revlon in nail color.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and ElizabethArden.com e-commerce business in the U.S. and internationally under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio brands - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; CND in nail polishes and nail enhancements, including CND Shellac and CND Vinylux nail polishes; Cutex nail care products; Pure Ice in nail polishes; American Crew in men’s grooming products; and Mitchum in anti-perspirant deodorants. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in professional salons, the mass retail channel and in large volume retailers and other retailers, primarily in the U.S.; and a body care line under the Natural Honey brand and a hair color line under the Llongueras brand (licensed from a third party) that are both sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture, John Varvatos, All Saints, La Perla, Wildfox, Charlie, Curve, Elizabeth Taylor, Britney Spears, Christina Aguilera, Shawn Mendes, Halston, Ed Hardy, Geoffrey Beene, Alfred Sung, Giorgio Beverly Hills, Lucky Brand, Paul Sebastian, White Shoulders and Jennifer Aniston.

Effective January 1, 2018, segment profit includes the allocation of corporate expenses, as these expenses are included in segment operating performance. Segment profit has been adjusted for the prior-year period to conform to this methodology.

(USD millions)	Three Months Ended March 31,
	Net Sales
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$229.1	$243.8	(6.0)%	(9.4)%
Elizabeth Arden	105.7	95.7	10.4%	5.1%
Portfolio Brands	134.5	146.6	(8.3)%	(11.1)%
Fragrances	91.4	108.8	(16.0)%	(18.5)%
Total	$560.7	$594.9	(5.7)%	(9.1)%

	Three Months Ended March 31,
	Segment Profit (b)
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$2.3	$21.8	(89.4)%	(91.7)%
Elizabeth Arden	1.5	(0.4)	N.M	N.M
Portfolio Brands	(2.8)	1.5	N.M	N.M
Fragrances	3.2	8.7	(63.2)%	(64.4)%
Total	$4.2	$31.6	(86.7)%	(91.5)%

Revlon Segment

Revlon segment net sales in the first quarter of 2018 were $229.1 million, a 6.0% decrease, or 9.4% XFX, compared to the prior-year period, primarily driven by lower net sales of Revlon color cosmetics and Revlon ColorSilk hair color as a result of the impact of service level disruptions at the Company's Oxford, N.C. manufacturing facility and consumption declines in North America.

Revlon segment profit decreased by 89.4%, or 91.7% XFX, in the first quarter of 2018 compared to the prior-year period, primarily due to the lower net sales and higher brand support expenses.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the first quarter of 2018 were $105.7 million, a 10.4% increase, or 5.1% XFX, compared to the prior-year period, primarily driven by higher net sales of Elizabeth Arden branded skin care products internationally.

Elizabeth Arden segment profit in the first quarter of 2018 was $1.5 million, compared to a segment loss of $0.4 million in the prior-year period. This increase was primarily driven by the higher net sales in addition to lower cost of sales due to the realization of synergies and cost reductions in the first quarter of 2018, partially offset by higher brand support expenses.

Portfolio Segment

Portfolio segment net sales of $134.5 million in the first quarter of 2018 decreased by 8.3%, or 11.1% XFX, compared to the prior-year period, driven by lower net sales of Almay color cosmetics, which were negatively impacted by the service level disruptions at the Oxford, N.C. manufacturing facility, lower net sales of both American Crew men's grooming products and Cutex nail care products.

Portfolio segment profit was essentially flat in the first quarter of 2018 compared to the prior-year period, primarily as a result of the declines in net sales, partially offset by lower brand support expenses.

Fragrances Segment

Fragrances segment net sales of $91.4 million in the first quarter of 2018 decreased by 16%, or 18.5% XFX, compared to the prior-year period, driven by the loss of certain licenses in 2017 and lower net sales of designer fragrances, including Juicy Couture and John Varvatos licensed fragrances.

As a result of the lower net sales, Fragrances segment profit decreased by 63.2%, or 64.4% XFX, in the first quarter of 2018 compared to the prior-year period, partially offset by the realization of synergies and cost reductions within cost of sales and SG&A.

Geographic Net Sales

Overall, net sales decreased on an As Reported basis by 5.7%, driven by lower net sales in North America, partially offset by international growth in the Elizabeth Arden and Revlon segments.

(USD millions)	Three Months Ended March 31,
	2018 As Reported	2017 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$116.2	$134.2	(13.4)%	(13.7)%
International	112.9	109.6	3.0%	(4.0)%
Elizabeth Arden
North America	$28.9	$33.5	(13.7)%	(14.6)%
International	76.8	62.2	23.5%	15.8%
Portfolio Brands
North America	$81.9	$86.7	(5.5)%	(6.2)%
International	52.6	59.9	(12.2)%	(18.0)%
Fragrances
North America	$56.4	$67.2	(16.1)%	(16.4)%
International	35.0	41.6	(15.9)%	(21.9)%
Total Net Sales	$560.7	$594.9	(5.7)%	(9.1)%

Total Net Sales Summary
North America	$283.4	$321.6	(11.9)%	(12.3)%
International	277.3	273.3	1.5%	(5.3)%

Revlon Segment

In North America, Revlon segment net sales of $116.2 million in the first quarter of 2018 decreased by 13.4%, or 13.7% XFX, compared to the prior-year period, primarily as a result of lower net sales of Revlon color cosmetics due to continuing declines within the U.S. mass retail channel and the impact of service level disruptions at the Oxford, N.C. manufacturing facility, as well as declines in net sales of Revlon ColorSilk hair color.

In International, Revlon segment net sales of $112.9 million in the first quarter of 2018 increased by 3%, while decreasing by 4% XFX, compared to the prior-year period, due to lower net sales of Revlon color cosmetics in the Latin America region, primarily as a result of the service level disruptions discussed above.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $28.9 million in the first quarter of 2018, a decrease of 13.7%, or 14.6% XFX, compared to the prior-year period, primarily due to decreases in net sales of Elizabeth Arden branded skin care and color cosmetics products.

In International, Elizabeth Arden segment net sales of $76.8 million in the first quarter of 2018 increased by 23.5%, or 15.8% XFX, compared to the prior-year period, primarily driven by higher net sales of Elizabeth Arden branded products within Travel Retail channels and in China.

Portfolio Segment

In North America, Portfolio segment net sales of $81.9 million in the first quarter of 2018 decreased by 5.5%, or 6.2% XFX, compared to the prior-year period, primarily driven by lower net sales of Almay color cosmetics and American Crew men's grooming products, partially offset by higher net sales of CND nail products.

In International, Portfolio segment net sales of $52.6 million in the first quarter of 2018 decreased by 12.2%, or 18% XFX, compared to the prior-year period, primarily due to lower net sales of CND nail products throughout the EMEA region.

Fragrances Segment

In North America, Fragrances segment net sales of $56.4 million in the first quarter of 2018 decreased by 16.1%, compared to the prior-year period, primarily driven by lower net sales of Juicy Couture licensed fragrances and certain other licensed designer and celebrity fragrances.

In International, Fragrances segment net sales of $35.0 million in the first quarter of 2018 decreased by 15.9%, or 21.9% XFX, compared to the prior-year period, primarily due to lower net sales of John Varvatos licensed fragrances in the EMEA region.

Cash Flow

Net cash used in operating activities in the first quarter of 2018 was $97.3 million, compared to net cash used in operating activities of $85.6 million for the prior year period. Free cash flow used in the first quarter of 2018 was $111 million, compared to $101 million used in the prior year period. These decreases were primarily driven by the timing of disbursements in the first quarter of 2018, as compared to the prior year period, and higher interest payments, partially offset by higher account receivable collections, lower inventory purchases and lower payments for incentive compensation.

Liquidity Update

As of March 31, 2018, the Company had drawn $240.8 million on its Revolving Credit Facility and had $110.7 million of liquidity, consisting of $55.7 million of unrestricted cash and cash equivalents, as well as $55 million in available borrowing capacity under the Revolving Credit Facility. The Company has continued to repatriate cash to the U.S. using tax-effective methods as part of continuing to effectively manage its working capital needs.

On April 17, 2018, the Company amended its 2016 Revolving Credit Facility agreement, increasing the borrowing base to approximately $385 million, compared to approximately $330 million at March 31, 2018, and providing the Company with an additional $36 million of available borrowing capacity at the time of such amendment.

First Quarter 2018 Results Conference Call

The Company will host a conference call with members of the investment community today, May 10, 2018, at 9:00 A.M. NYC time to discuss its first quarter 2018 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net loss from continuing operations, before income taxes; Adjusted net loss; Adjusted diluted loss per common share; Adjusted operating income; Adjusted gross margin; and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense, the EBITDA Exclusions and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q1 2018	Q1 2017
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$7.7	$1.7
Restructuring and related charges	5.5	1.1
Acquisition and integration costs	4.0	17.5
Acquisition inventory adjustments	—	16.0
Overhead under absorption	10.0	—
Deferred consideration for CBB acquisition	—	0.9
Elizabeth Arden 2016 Business Transformation program	—	0.4

Adjusted net (loss) income and adjusted diluted (loss) earnings per common share exclude the after-tax impact of the Non-Operating Items from As Reported Net Income (loss).

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio brands, and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things that while the Company’s international sales remain strong, it is aggressively driving change and innovation in its brands, products and sales processes to meet these challenges head on, and that the Company is seeing significantly accelerated sales growth across all of its digital platforms, positive consumer responses to its new brand campaigns, and are confident in the future. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2017 and 2018 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks and uncertainties relating to: (i) greater than expected challenges and difficulties in the retail environment and/or difficulties, delays in or less than expected results from the Company’s focus on aggressively driving change and innovation in its brands, products and/or sales processes to meet these challenges head on and/or continuing to generate sales growth in its digital platforms, such as due to less than expected investment behind such activities, less than effective new product development and/or advertising, marketing or promotional programs and/or less than expected success in strengthening digital engagement with consumers, driving e-commerce and online sales growth and/or accelerating speed of innovation, as well as unanticipated costs or difficulties and/or delays in completing such initiatives; (ii) unanticipated circumstances or results affecting the Company's financial performance and/or its ability to achieve its sales growth expectations, such as less than anticipated growth due to, among other things, less than effective new product innovation and development, less than expected customer and/or consumer acceptance of the Company's new or existing products, its advertising, promotional, pricing and/or marketing campaigns and/or brand communication or social engagement, less than expected levels of execution with customers, greater than expected competitive investment, difficulties and/or delays in developing the ability to successfully compete in a digitally-driven landscape and/or greater than expected challenges and difficulties in the retail and e-commerce environment; and/or (iii) difficulties, delays or the inability of the Company to effectively manage its working capital needs, such as difficulties and/or delays in continuing to repatriate cash to the U.S. using tax-effective methods, lower than expected operating revenues, cash on hand and/or funds available under the Company’s Revolving Credit Facility and/or other permitted lines of credit, and/or higher than expected operating expenses or other cash commitments. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)

Net sales	$560.7	$594.9
Cost of sales	242.6	265.5
Gross profit	318.1	329.4
Selling, general and administrative expenses	371.7	353.8
Acquisition and integration costs	4.0	17.5
Restructuring charges and other, net	4.1	1.2
Operating loss	(61.7)	(43.1)

Other expenses:
Interest expense	39.9	35.0
Amortization of debt issuance costs	2.3	2.2
Foreign currency gains, net	(10.6)	(4.3)
Miscellaneous, net	—	0.6
Other expenses	31.6	33.5

Loss from continuing operations before income taxes	(93.3)	(76.6)
Benefit from income taxes	(1.6)	(38.9)
Loss from continuing operations, net of taxes	(91.7)	(37.7)
Income from discontinued operations, net of taxes	1.4	0.3
Net loss	$(90.3)	$(37.4)

Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(2.5)	4.7
Amortization of pension related costs, net of tax	2.1	2.0
Pension curtailment, net of tax	—	2.6
Reclassification into earnings of accumulated losses from the de-designated 2013 Interest Rate Swap, net of tax	0.6	0.6
Other comprehensive income	0.2	9.9
Total comprehensive loss	$(90.1)	$(27.5)

Basic (loss) earnings per common share:
Continuing operations	$(1.74)	$(0.72)
Discontinued operations	0.03	0.01
Net loss	$(1.71)	$(0.71)

Diluted (loss) earnings per common share:
Continuing operations	$(1.74)	$(0.72)
Discontinued operations	0.03	0.01
Net loss	$(1.71)	$(0.71)

Weighted average number of common shares outstanding:
Basic	52,673,672	52,529,826
Diluted	52,673,672	52,529,826

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	March 31,	December 31,
	2018	2017
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$55.7	$87.1
Trade receivables, net	381.1	444.8
Inventories	515.5	497.9
Prepaid expenses and other	162.0	113.4
Total current assets	1,114.3	1,143.2
Property, plant and equipment, net	371.6	372.7
Deferred income taxes	156.8	138.0
Goodwill	692.8	692.5
Intangible assets, net	584.7	592.1
Other assets	121.9	118.4
Total assets	$3,042.1	$3,056.9

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$10.8	$12.4
Current portion of long-term debt	254.3	170.2
Accounts payable	345.4	336.9
Accrued expenses and other	398.5	412.8
Total current liabilities	1,009.0	932.3
Long-term debt	2,651.5	2,653.7
Long-term pension and other post-retirement plan liabilities	170.1	172.8
Other long-term liabilities	67.2	68.5
Total stockholders' deficiency	(855.7)	(770.4)
Total liabilities and stockholders' deficiency	$3,042.1	$3,056.9

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(90.3)	$(37.4)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38.7	37.1
Foreign currency gains from re-measurement	(10.5)	(4.7)
Amortization of debt discount	0.3	0.3
Stock-based compensation amortization	7.7	1.7
Benefit from deferred income taxes	(18.5)	(38.1)
Amortization of debt issuance costs	2.3	2.2
Loss on sale of certain assets	0.1	0.4
Pension and other post-retirement cost (income)	0.6	(0.1)
Change in assets and liabilities, net of acquisitions:
Decrease in trade receivables	67.6	52.0
Increase in inventories	(14.6)	(24.9)
Increase in prepaid expenses and other current assets	(46.3)	(19.9)
Increase in accounts payable	2.3	5.6
Decrease in accrued expenses and other current liabilities	(24.1)	(45.9)
Pension and other post-retirement plan contributions	(1.8)	(1.9)
Purchases of permanent displays	(14.2)	(10.2)
Other, net	3.4	(1.8)
Net cash used in operating activities	(97.3)	(85.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13.7)	(15.4)
Net cash used in investing activities	(13.7)	(15.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short-term borrowings and overdraft	1.0	(3.4)
Net borrowings under the 2016 Revolving Credit Facility	83.8	40.9
Repayments under the 2016 Term Loan Facility	(4.5)	(4.5)
Payment of financing costs	—	(0.8)
Tax withholdings related to net share settlements of restricted stock units and awards	(2.9)	(1.4)
Other financing activities	(0.2)	(0.4)
Net cash provided by financing activities	77.2	30.4
Effect of exchange rate changes on cash and cash equivalents	2.9	5.3
Net decrease in cash, cash equivalents and restricted cash	(30.9)	(65.3)
Cash, cash equivalents and restricted cash at beginning of period	87.4	186.8
Cash, cash equivalents and restricted cash at end of period	$56.5	$121.5
Supplemental schedule of cash flow information:
Cash paid (received) during the period for:
Interest	$53.6	$49.4
Income taxes, net of refunds	2.6	2.4

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Reconciliation to net loss:

Net loss	$(90.3)	$(37.4)
Income from discontinued operations, net of taxes	1.4	0.3
Loss from continuing operations, net of taxes	(91.7)	(37.7)

Interest expense	39.9	35.0
Amortization of debt issuance costs	2.3	2.2
Foreign currency gains, net	(10.6)	(4.3)
Benefit from income taxes	(1.6)	(38.9)
Depreciation and amortization	38.7	37.1
Miscellaneous, net	—	0.6

EBITDA	$(23.0)	$(6.0)

Non-operating items:
Non-cash stock compensation expense	7.7	1.7
Restructuring and related charges	5.5	1.1
Acquisition and integration costs	4.0	17.5
Acquisition inventory adjustments	—	16.0
Overhead under absorption	10.0	—
Deferred consideration for CBB acquisition	—	0.9
Elizabeth Arden 2016 Business Transformation program	—	0.4

Adjusted EBITDA	$4.2	$31.6

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)

Segment Net Sales:
Revlon	$229.1	$243.8
Elizabeth Arden	105.7	95.7
Portfolio Brands	134.5	146.6
Fragrances	91.4	108.8
Total Segment Net Sales	$560.7	$594.9

Segment Profit:
Revlon	2.3	$21.8
Elizabeth Arden	1.5	(0.4)
Portfolio Brands	(2.8)	1.5
Fragrances	3.2	8.7
Total Segment Profit/Adjusted EBITDA	$4.2	$31.6

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(93.3)	$(76.6)

Interest expense	39.9	35.0
Amortization of debt issuance costs	2.3	2.2
Foreign currency gains, net	(10.6)	(4.3)
Miscellaneous, net	—	0.6
Operating loss	(61.7)	(43.1)

Non-operating items:
Restructuring and related charges	5.5	1.1
Acquisition and integration costs	4.0	17.5
Acquisition inventory adjustments	—	16.0
Overhead under absorption	10.0	—
Deferred consideration for CBB acquisition	—	0.9
Elizabeth Arden 2016 Business Transformation program	—	0.4
Adjusted Operating loss	(42.2)	(7.2)

Non-cash stock compensation expense	7.7	1.7
Depreciation and amortization	38.7	37.1

Adjusted EBITDA	$4.2	$31.6

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)

Gross Profit	$318.1	$329.4

Non-operating items:
Restructuring and related charges	1.1	—
Acquisition inventory adjustments	—	16.0
Overhead under absorption	10.0	—
Elizabeth Arden 2016 Business Transformation program	—	0.2

Adjusted Gross Profit	$329.2	$345.6

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET LOSS AND ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Reconciliation to net loss and diluted loss per share:
Net loss	$(90.3)	$(37.4)

Non-operating items (after-tax):
Restructuring and related charges	4.3	1.4
Acquisition and integration costs	3.1	10.9
Acquisition inventory adjustments	—	11.8
Overhead under absorption	7.6	—
Deferred consideration for CBB acquisition	—	0.9
Elizabeth Arden 2016 Business Transformation program	—	0.3

Adjusted net loss	$(75.3)	$(12.1)

Net loss
Diluted loss per common share	(1.71)	(0.71)
Adjustment to diluted loss per common share	0.28	0.48
Adjusted diluted loss per common share	$(1.43)	$(0.23)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,673,672	52,529,826

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)

Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(97.3)	$(85.6)

Less capital expenditures	(13.7)	(15.4)

Free cash flow	$(111.0)	$(101.0)

CONTACT:
Revlon
Investor Relations:
212-527-5230
investor.relations@revlon.com